FOURTH AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

This Fourth Amendment to Loan and Security Agreement (this “Amendment”) is entered into this 2nd day of August, 2021, by and among SILICON VALLEY BANK (“Bank”), and FLUIDIGM CORPORATION, a Delaware corporation (“Borrower”).
RECITALS
A.    Bank and Borrower have entered into that certain Loan and Security Agreement dated as of August 2, 2018 (as may from time to time be further amended, modified, supplemented or restated, including, without limitation, by that certain Default Waiver and First Amendment to Loan and Security Agreement dated as of September 7, 2018, that certain Second Amendment to Loan and Security Agreement dated as of November 20, 2019, and that certain Third Amendment to Loan and Security Agreement dated as of April 21, 2020, collectively, the “Loan Agreement”).
B.    Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.
C.    Borrower has requested that Bank amend the Loan Agreement to (i) extend additional credit to Borrower, and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.
D.    Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.
AGREEMENT
    Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1.Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
2.Amendments to Loan Agreement.
2.1Section 2.2 (Revolving Line). Section 2.2 of the Loan Agreement hereby is renumbered as Section 2.2.1 and replaced with the following:
“2.2.1    Revolving Line.
(a)Availability. Subject to the terms and conditions of this Agreement and to deduction of Reserves, upon completion of the Initial Audit, Bank shall make Advances not exceeding the Availability Amount. Amounts borrowed under the Revolving Line may be repaid and, prior to the Revolving Line Maturity Date, reborrowed, subject to the applicable terms and conditions precedent herein.
(b)Termination; Repayment. The Revolving Line terminates on the Revolving Line Maturity Date, when the principal amount of all Advances, the unpaid

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interest thereon, and all other Obligations relating to the Revolving Line shall be immediately due and payable.”
2.2Section 2.2.2 (Term Loan Advances). New Section 2.2.2 is hereby added to the Loan Agreement to read as follows:
“2.2.2    Term Loan Advances.
(a)Availability. Subject to the terms and conditions of this Agreement, on or about the Fourth Amendment Effective Date, Bank shall make one term loan advance to Borrower in an aggregate original principal amount equal to Five Million Dollars ($5,000,000) (the “Initial Term Loan Advance”). Thereafter, upon Borrower’s request, during the Draw Period, Bank shall make term loan advances to Borrower in an aggregate original principal amount not to exceed Five Million Dollars ($5,000,000) (the “Subsequent Term Loan Advances” and together with the Initial Term Loan Advance, each a “Term Loan Advance” and collectively, the “Term Loan Advances”). Each Term Loan Advance must be in minimum increments of at least Two Million Five Hundred Thousand Dollars ($2,500,000). The aggregate outstanding amount of the Term Loan Advances shall not, at any time, exceed the Term Loan Line.
(b)Repayment. The Term Loan Advances shall be “interest-only” through July 31, 2023, with interest due and payable in accordance with Section 2.4(d) hereof. Beginning on August 1, 2023 and continuing on the first (1st) day of each month thereafter, Borrower shall repay the Term Loan Advances in twenty-four (24) equal installments of principal, plus monthly payments of accrued interest (the “Term Loan Advance Payment”); provided, however, if the Bonds Condition has not been satisfied on or prior to June 1, 2024, the Term Loan Advances, including any accrued and unpaid interest thereon, along with the Prepayment Fee and Final Payment, shall immediately become due and payable to Bank on such date. Borrower’s final Term Loan Advance Payment, due on the Term Loan Maturity Date, shall include all outstanding principal and accrued and unpaid interest under the Term Loan Advances, including the Final Payment. After repayment, no Term Loan Advance may be reborrowed.
(c)Permitted Prepayment. Borrower shall have the option to prepay all, but not less than all, of the Term Loan Advances, provided Borrower (i) delivers written notice to Bank of its election to prepay the Term Loan Advances at least ten (10) days prior to such prepayment, and (ii) pays, on the date of such prepayment (A) the outstanding principal plus accrued and unpaid interest with respect to the Term Loan Advances, (B) the Final Payment, (C) the Prepayment Fee, and (D) all other sums, if any, that shall have become due and payable with respect to the Term Loan Advances, including interest at the Default Rate with respect to any past due amounts.
(d)Mandatory Prepayment Upon an Acceleration. If the Term Loan Advances are accelerated by Bank following the occurrence and during the continuance of an Event of Default, Borrower shall immediately pay to Bank an amount equal to the sum of (i) all outstanding principal plus accrued and unpaid interest with respect to the Term Loan Advances, (ii) the Final Payment, (iii) the Prepayment Fee, and (iv) all other sums, if any, that shall have become due and payable with respect to the Term Loan Advances, including interest at the Default Rate with respect to any past due amounts.”

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2.3Section 2.4 (Payment of Interest on the Credit Extensions). Section 2.4(a) of the Loan Agreement hereby is amended and restated in its entirety and replaced with the following:
“(a)    Interest Rates.
    (i)    Advances. Subject to Section 2.4(b), the Advances shall accrue interest on the outstanding principal amount thereof at the greater of (i) a floating per annum rate equal to one-half of one percentage point (0.50%) above the Prime Rate, or (ii) a fixed per annum rate equal to five and one quarter percentage points (5.25%) which interest shall be payable monthly in accordance with Section 2.4(d) below.
    (ii)    Term Loan Advances. Subject to Section 2.4(b), the Term Loan Advances shall accrue interest on the principal amount thereof at the greater of (i) a floating per annum rate equal to three quarters of one percentage point (0.75%) above the Prime Rate, or (ii) a fixed per annum rate equal to four percentage points (4.00%) which interest shall be payable monthly in accordance with Section 2.4(d) below.”
2.4Section 2.5 (Fees). Section 2.5 of the Loan Agreement hereby is amended by (i) amending and restating clauses (b), (e), and (f), and (ii) adding new clauses (g) and (h) to read as follows:
“(b)    Termination Fee. Upon termination of this Agreement or the termination of the Revolving Line for any reason prior to the Revolving Line Maturity Date, in addition to the payment of any other amounts then-owing, a termination fee in an amount equal to one percent (1.00%) of the Revolving Line if such termination occurs at any time prior to the Revolving Line Maturity Date (the “Termination Fee”), provided that the Termination Fee shall not be charged if the credit facility hereunder is replaced with a new facility from Bank;
(e)    Final Payment. The Final Payment, when due hereunder;

(f)Prepayment Fee. The Prepayment Fee, if and when due hereunder; and
(g)Bank Expenses. All Bank Expenses (including reasonable attorneys’ fees and expenses for documentation and negotiation of this Agreement) incurred through and after the Fourth Amendment Effective Date, when due (or, if no stated due date, upon demand by Bank).
(h)Fees Fully Earned. Unless otherwise provided in this Agreement or in a separate writing by Bank, Borrower shall not be entitled to any credit, rebate, or repayment of any fees earned by Bank pursuant to this Agreement notwithstanding any termination of this Agreement or the suspension or termination of Bank’s obligation to make loans and advances hereunder. Bank may deduct amounts owing by Borrower under the clauses of this Section 2.5 pursuant to the terms of Section 2.6(c). Bank shall provide Borrower written notice of deductions made from the Designated Deposit Account pursuant to the terms of the clauses of this Section 2.5.”
2.5Section 3.2 (Conditions Precedent to all Credit Extensions). Section 3.2(b) of the Loan Agreement hereby is amended and restated in its entirety and replaced with the following:
“(b)    timely receipt of (i) the Credit Extension request and any materials and documents required by Section 3.4, and (ii) with respect to the request for Term Loan

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Advances, an executed Payment/Advance Form and any materials and documents required by Section 3.4;”
2.6Section 3.4 (Procedures for Borrowing). Section 3.4 of the Loan Agreement hereby is amended and restated in its entirety and replaced with the following:
“3.4    Procedures for Borrowing.
(a)Advances. Subject to the prior satisfaction of all other applicable conditions to the making of an Advance set forth in this Agreement, to obtain an Advance, Borrower (via an individual duly authorized by an Administrator) shall notify Bank (which notice shall be irrevocable) by electronic mail by 12:00 p.m. Pacific time on the Funding Date of the Advance. Such notice shall be made by Borrower through Bank’s online banking program, provided, however, if Borrower is not utilizing Bank’s online banking program, then such notice shall be in a written format acceptable to Bank that is executed by an Authorized Signer. Bank shall have received satisfactory evidence that the Board has approved that such Authorized Signer may provide such notices and request Advances. In connection with any such notification, Borrower must promptly deliver to Bank by electronic mail or through Bank’s online banking program such reports and information, including without limitation, sales journals, cash receipts journals, accounts receivable aging reports, as Bank may request in its sole discretion. Bank shall credit proceeds of an Advance to the Designated Deposit Account. Bank may make Advances under this Agreement based on instructions from an Authorized Signer or without instructions if the Advances are necessary to meet Obligations which have become due.
(b)Term Loan Advances. Subject to the prior satisfaction of all other applicable conditions to the making of a Term Loan Advance set forth in this Agreement, to obtain a Term Loan Advance, Borrower (via an individual duly authorized by an Administrator) shall notify Bank (which notice shall be irrevocable) by electronic mail by 12:00 noon Pacific time on the Funding Date of the Term Loan Advance. Such notice shall be made by Borrower through Bank’s online banking program, provided, however, if Borrower is not utilizing Bank’s online banking program, then such notice shall be in a written format acceptable to Bank that is executed by an Authorized Signer. Bank shall have received satisfactory evidence that the Board has approved that such Authorized Signer may provide such notices and request Term Loan Advances. In connection with such notification, Borrower must promptly deliver to Bank by electronic mail or through Bank’s online banking program a completed Payment/Advance Form executed by an Authorized Signer together with such other reports and information, as Bank may request in its sole discretion. Bank shall credit proceeds of any Term Loan Advance to the Designated Deposit Account. Bank may make Term Loan Advances under this Agreement based on instructions from an Authorized Signer or without instructions if the Term Loan Advances are necessary to meet Obligations which have become due.”
2.7Section 6.9 (Intentionally Omitted). Section 6.9 of the Loan Agreement hereby is amended and restated in its entirety and replaced with the following:
“6.9    Minimum Adjusted Quick Ratio. Borrower shall maintain, at all times, tested quarterly on the last day of each calendar quarter, an Adjusted Quick Ratio of at least 1.25 to 1.00.”

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2.8Section 8.1 (Payment Default). Section 8.1 of the Loan Agreement hereby is amended and restated in its entirety and replaced with the following:
“8.1    Payment Default. Borrower fails to (a) make any payment of principal or interest on any Credit Extension when due, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day cure period shall not apply to payments due on the Revolving Line Maturity Date or the Term Loan Maturity Date). During the cure period, the failure to make or pay any payment specified under clause (b) hereunder is not an Event of Default (but no Credit Extension will be made during the cure period);”
2.9Section 12.1 (Termination Prior to Maturity Date; Survival). Section 12.1 of the Loan Agreement hereby is amended and restated in its entirety and replaced with the following:
“12.1    Termination Prior to Maturity Date; Survival. All covenants, representations and warranties made in this Agreement shall continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations, and any other obligations which, by their terms, are to survive the termination of this Agreement, and any Obligations under Bank Services Agreements that are cash collateralized in accordance with Section 4.1 of this Agreement) have been satisfied. So long as Borrower has satisfied the Obligations (other than inchoate indemnity obligations, and any other obligations which, by their terms, are to survive the termination of this Agreement, and any Obligations under Bank Services Agreements that are cash collateralized in accordance with Section 4.1 of this Agreement), this Agreement may be terminated prior to the Revolving Line Maturity Date and the Term Loan Maturity Date by Borrower, effective three (3) Business Days after written notice of termination is given to Bank, which notice may be conditioned upon the consummation of a financing or other events and may be revoked by Borrower if such condition has or will not occur on the proposed termination date. Those obligations that are expressly specified in this Agreement as surviving this Agreement’s termination shall continue to survive notwithstanding this Agreement’s termination.”
2.10Section 13 (Definitions). The following terms and their respective definitions set forth in Section 13.1 of the Loan Agreement hereby are added or amended and restated in their entirety, as appropriate, as follows:
“2014 Notes” are the existing unsecured Indebtedness issued under that certain Indenture between Borrower as issuer and U.S. Bank National Association as Indenture Trustee dated as of February 4, 2014, and (ii) that certain First Supplemental Indenture between Borrower as issuer and U.S. Bank National Association as Indenture Trustee dated as of February 4, 2014.
“2019 Notes” are the existing unsecured Indebtedness issued under that certain Indenture between Borrower as issuer and U.S. Bank National Association as Indenture Trustee dated as of November 22, 2019.
“Adjusted Quick Ratio” means a ratio of (a) the sum of (i) Borrower’s unrestricted cash and Cash Equivalents held at Bank and Bank Affiliates subject to a Control Agreement, plus (ii) unrestricted and unencumbered cash in Deposit Accounts maintained outside of Bank but subject to a Control Agreement in favor of Bank, plus (iii) Borrower’s net Accounts receivable, divided by (b) the difference of (i) Borrower’s Current

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Liabilities, minus, without duplication, (ii) the current portion of Borrower’s Deferred Revenue.
“Bonds Condition” is either (i) no more than Six Hundred Thousand Dollars ($600,000) in principal amount of Permitted Convertible Indebtedness remains outstanding on June 1, 2024, or (ii) Borrower has provided evidence to Bank, satisfactory to Bank in its sole discretion, on or prior to June 1, 2024 confirming that the maturity date of the 2019 Notes has been extended beyond January 1, 2026.
“Borrowing Base” is eighty-five percent (85%) of Eligible Accounts plus the least of (i) fifty percent (50%) of Eligible Inventory (valued at the lower of cost or wholesale fair market value), (ii) Five Million Dollars ($5,000,000) or (iii) an amount that would represent twenty-five percent (25%) of the total Availability Amount, all as determined by Bank from Borrower’s most recent Borrowing Base Statement (and as may subsequently be updated by Bank based upon information received by Bank including, without limitation, Accounts that are paid and/or billed following the date of the Borrowing Base Statement); provided, however, that Bank has the right to decrease the foregoing amounts and percentages in its good faith business judgment to mitigate the impact of events, conditions, contingencies, or risks which may materially and adversely affect the Collateral or its value. Bank shall use commercially reasonable efforts to notify Borrower of any such decrease.
“Credit Extension” is any Advance, any Overadvance, amount utilized for cash management services, Term Loan Advance, or any other extension of credit by Bank for Borrower’s benefit.
“Current Liabilities” are (a) all obligations and liabilities of Borrower to Bank, plus (b) without duplication of (a), the aggregate amount of Borrower’s Total Liabilities that mature within one (1) year.
“Draw Period” is the period commencing on the Fourth Amendment Effective Date and continuing through July 31, 2022.
“Final Payment” is a payment (in addition to and not a substitution for the regular monthly payments of principal plus accrued interest) due on the earliest to occur of (a) the Term Loan Maturity Date, (b) the acceleration of the Term Loan Advances, or (c) the prepayment of the Term Loan Advances pursuant to Section 2.2.2(c) or 2.2.2(d), equal to six and one half percent (6.50%) of the aggregate original principal amount of all Term Loan Advances made by Bank to Borrower during the term of this Agreement.
“Fourth Amendment Effective Date” is August 2, 2021.
“Initial Term Loan Advance” is defined in Section 2.2.2(a) of this Agreement.
“Liquidity” is (i) unrestricted cash and Cash Equivalents held at Bank, plus (ii) unrestricted and unencumbered cash in Deposit Accounts maintained outside of Bank but subject to a Control Agreement in favor of Bank, plus (iii) the Availability Amount.
“Obligations” are Borrower’s obligations to pay when due any debts, principal, interest, fees, Bank Expenses, the Revolving Line Commitment Fee, the Termination Fee, the Unused Revolving Line Facility Fee, the Final Payment, the Prepayment Fee, and other

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amounts Borrower owes Bank now or later, whether under this Agreement, the other Loan Documents, or otherwise, including, without limitation, all obligations relating to Bank Services and interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and to perform Borrower’s duties under the Loan Documents.
“Payment Date” is (a) with respect to Term Loan Advances, the first (1st) calendar day of each month, and (b) with respect to Advances, the last calendar day of each month.
“Permitted Convertible Indebtedness” means the 2014 Notes and the 2019 Notes.
“Prepayment Fee” is a fee due upon prepayment (whether voluntary or otherwise) of the Term Loan Advances equal to (i) three percent (3.00%) of the aggregate outstanding principal amount of the Term Loan Advances made by Bank to Borrower hereunder if such prepayment occurs prior to the first (1st) anniversary of the Fourth Amendment Effective Date, (ii) two percent (2.00%) of the aggregate outstanding principal amount of the Term Loan Advances made by Bank to Borrower hereunder if such prepayment occurs on or at any time after the first (1st) anniversary of the Fourth Amendment Effective Date but prior to the second (2nd) anniversary of the Fourth Amendment Effective Date, and (iii) one percent (1.00%) of the aggregate outstanding principal amount of the Term Loan Advances made by Bank to Borrower hereunder if such prepayment occurs on or at any time after the second (2nd) anniversary of the Fourth Amendment Effective Date but prior to the Term Loan Maturity Date.

“Revolving Line Maturity Date” is August 2, 2023.
“Subsequent Term Loan Advances” is defined in Section 2.2.2(a) of this Agreement.
“Term Loan Advance” and “Term Loan Advances” are each defined in Section 2.2.2(a) of this Agreement.
“Term Loan Advance Payment” is defined in Section 2.2.2(b).
“Term Loan Line” is an aggregate principal amount equal to Ten Million Dollars ($10,000,000).
“Term Loan Maturity Date” is July 1, 2025; provided, however, if the Bonds Condition is not satisfied on June 1, 2024, the Term Loan Maturity Date shall be June 1, 2024.
“Total Liabilities” is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet.
2.11Section 13 (Definitions). The following terms and their respective definitions set forth in Section 13.1 of the Loan Agreement hereby are deleted in their entirety:
“Existing Convertible Notes” and “Indentures”

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2.12Exhibit B of the Loan Agreement hereby is replaced with Exhibit B (including Schedule 1) attached hereto.
2.13Exhibit C of the Loan Agreement hereby is replaced with Exhibit C attached hereto.
3.Limitation of Amendment.
3.1This Amendment is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.
3.2This Amendment shall be construed in connection with and as part of the Loan Documents, and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents are hereby ratified and confirmed and shall remain in full force and effect.
4.Representations and Warranties. Borrower represents and warrants to Bank as follows:
4.1(a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;
4.2Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement;
4.3The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
4.4The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement have been duly authorized by all necessary action on the part of Borrower;
4.5The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;
4.6The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and
4.7This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

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5.Ratification of Perfection Certificate.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated on or prior to the Effective Date, as supplemented by a First Supplement, dated as of July 25, 2018, a Second Supplement, dated as of July 25, 2018 a Third Supplement, dated as of August 28, 2019, a Fourth Supplement, dated as of April 21, 2020, and a Fifth Supplement, dated as of July 20, 2021 and as supplemented by all other notices to the Bank under the Loan Agreement changing any such information previously provided, and acknowledges, confirms and agrees that the disclosures and information Borrower provided to Bank in such Perfection Certificate, as supplemented, have not changed, as of the date hereof, in any material respect except for (i) average monthly bank balances which change from time to time, and (ii) changes in litigation set forth in Borrower’s periodic filings with the Securities and Exchange Commission from time to time.
6.Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.
7.Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
8.Conditions to Effectiveness. The parties agree that this amendment shall be effective upon (a) the due execution and delivery to Bank of (i) this Amendment by each party hereto, and (ii) an updated Corporate Borrowing Certificate in the form attached hereto, and (b) Borrower’s payment of all Bank Expenses due and owing as of the date hereof, which may be debited from any of Borrower’s accounts at Bank. Bank shall apply to such Bank Expenses the Twenty-Five Thousand Dollars ($25,000) good faith deposit that Borrower deposited with the Bank prior to the Fourth Amendment Effective Date.
9.Miscellaneous.
9.1This Amendment shall constitute a Loan Document under the Loan Agreement; the failure to comply with the covenants contained herein shall constitute an Event of Default under the Loan Agreement; and all obligations included in this Amendment (including, without limitation, all obligations for the payment of principal, interest, fees, and other amounts and expenses) shall constitute obligations under the Loan Agreement and secured by the Collateral.
9.2Each provision of this Amendment is severable from every other provision in determining the enforceability of any provision.
10.Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of California.
[Balance of Page Intentionally Left Blank]

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In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK	BORROWER
SILICON VALLEY BANK By: /s/ Kristina Peralta Name: Kristina Peralta Title: Vice President	FLUIDIGM CORPORATION By: /s/ Vikram Jog Name: Vikram Jog Title: Chief Financial Officer

[Signature Page to Fourth Amendment to Loan and Security Agreement]

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EXHIBIT B

COMPLIANCE STATEMENT
TO:    SILICON VALLEY BANK                    Date:
FROM: FLUIDIGM CORPORATION

Under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”): Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below. Attached are the required documents evidencing such compliance, setting forth calculations prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies

Quarterly Financial Statements*	Within 45 days after the end of each fiscal quarter	Yes No
Compliance Statement	(i) within 45 days after the end of each fiscal quarter when the principal amount outstanding under the Revolving Line = $0.00 at all times during such fiscal quarter, and (ii) within 30 days after the end of each month when the principal amount outstanding under the Revolving Line is > $0.00 at any time during such calendar month	Yes No
10-Q, 10-K and 8-K	Within 5 days	Yes No
A/R & A/P Agings and Monthly Perpetual Inventory Reports	(i) within 30 days after the end of each fiscal quarter when the principal amount outstanding under the Revolving Line = $0.00 at all times during such fiscal quarter, and (ii) within 30 days after the end of each month when the principal amount outstanding under the Revolving Line is > $0.00 at any time during such calendar month	Yes No
Borrowing Base Statement	(i) no later than Friday of each week when a Streamline Period is not in effect and the principal amount outstanding under the Revolving Line is > $0.00, (ii) within 7 days after the end of each month (provided however that if such seventh day is not a Business Day, then such Borrowing Base Statement shall be delivered on next Business Day) when a Streamline Period is in effect and when the principal amount outstanding under the Revolving Line is > $0.00 at any time during such calendar month, and (iii) within 7 days after the end of each fiscal quarter when the principal amount outstanding under the Revolving Line = $0.00 at all times during such fiscal quarter	Yes No

Board Approved Projections	Within 30 days of each fiscal year of Borrower, and within 7 days of any updates/amendments	Yes No
*Provided, however, notwithstanding the foregoing, the Quarterly Financial Statements for Borrower’s fourth (4th) quarter of each fiscal year, shall be due within ninety (90) days of such fiscal quarter.

Financial Covenant	Required	Actual	Complies

Maintain as indicated:
Minimum Adjusted Quick Ratio	≥1.25:1.00	$_______	Yes No

Streamline	Required	Actual	Applies

Maintain as indicated:
Liquidity	> $20,000,000	$_________	Yes No

The following financial covenant and streamline analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Compliance Statement.
Borrower represents that, except as set forth below (i) as of the date of this Compliance Statement, the information and calculations set forth therein are true, accurate and correct, (ii) as of the end of the compliance period set forth herein, Borrower is in complete compliance with all required covenants except as noted herein, (iii) as of the date hereof, no Events of Default have occurred or are continuing, (iv) all representations and warranties other than any representations or warranties that are made as of a specific date in Section 5 of the Agreement remain true and correct in all material respects as of the date of such submission except as noted below, (v) as of the date hereof, Borrower and each of its Subsidiaries has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (vi) as of the date hereof, no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank
The following are the exceptions with respect to the statements above: (If no exceptions exist, state “No exceptions to note.”)
_____________________________________________________________________________________________

Schedule 1 to Compliance Statement
In the event of a conflict between this Schedule and the Agreement, the terms of the Agreement shall govern.
Dated:    ____________________
I.Minimum Adjusted Quick Ratio (Section 6.9)
Required:    ≥1.25 to 1.00

A.	Aggregate value of Borrower’s unrestricted cash and Cash Equivalents held at Bank and Bank Affiliates subject to a Control Agreement.	$_______

B.	Aggregate value of the unrestricted and unencumbered cash of Borrower in Deposit Accounts maintained outside of Bank but subject to a Control Agreement in favor of Bank	$_______

C.	Aggregate value of Borrower’s net Accounts receivable	$_______

D.	Quick Assets (the sum of lines A, B and C)	$_______

E.	Aggregate value of Obligations owing from Borrower to Bank	$_______

F.	Aggregate value of liabilities of Borrower that mature within one (1) year (without duplication with line E above)	$_______

G.	Current Liabilities (the sum of lines E and F)	$_______

H.	Current portion of Borrower’s Deferred Revenue	$_______

I.	Adjusted Quick Ratio (line D divided by the difference of line G, minus line H)

Actual:

Is line I greater than or equal to 1.25 to 1:00?

          No, not in compliance                      Yes, in compliance

II.Liquidity (Streamline Calculation)
Required: Liquidity > $20,000,000

Actual:

A.	Aggregate value of Borrower’s unrestricted cash and Cash Equivalents held at Bank	$_______

B.	Aggregate value of Borrower’s unrestricted and unencumbered cash in Deposit Accounts maintained outside of Bank but subject to a Control Agreement in favor of Bank	$_______

C.	Availability Amount	$_______

D.	Liquidity (the sum of lines A, B, and C)	$_______
Is line D greater than $20,000,000?

          No (Streamline does NOT apply)                  Yes (Streamline does apply)

EXHIBIT C
LOAN PAYMENT/ADVANCE REQUEST FORM
Deadline for same day processing is Noon Pacific Time
Fax To:     Date: ____________________

Loan Payment:
FLUIDIGM CORPORATION

From Account #________________________________    To Account #__________________________________________
(Deposit Account #)                        (Loan Account #)
Principal $____________________________________    and/or Interest $________________________________________
Authorized Signature:         Phone Number:
Print Name/Title:

Loan Advance:

Complete Outgoing Wire Request section below if all or a portion of the funds from this loan advance are for an outgoing wire.

From Account #________________________________    To Account #__________________________________________
(Loan Account #)                        (Deposit Account #)
Amount of Term Loan Advance $___________________________

All Borrower’s representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects on the date of the request for an advance other than litigation which has been disclosed in writing to Bank pursuant to Section 6.2(g) and which has been acknowledged and approved in writing by Bank in its reasonable business judgment; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and
provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date:

Authorized Signature:        Phone Number:
Print Name/Title:

OUTGOING WIRE REQUESTt:
Complete only if all or a portion of funds from the loan advance above is to be wired.
Deadline for same day processing is noon, Pacific Time

Beneficiary Name: _____________________________    Amount of Wire: $
Beneficiary Bank: ______________________________    Account Number:
City and State:

Beneficiary Bank Transit (ABA) #:         Beneficiary Bank Code (Swift, Sort, Chip, etc.):
(For International Wire Only)
Intermediary Bank:         Transit (ABA) #:
For Further Credit to:

Special Instruction:
By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreements(s) covering funds transfer service(s), which agreements(s) were previously received and executed by me (us).

Authorized Signature: ___________________________    2nd Signature (if required): _______________________________
Print Name/Title: ______________________________    Print Name/Title: ______________________________________
Telephone #:                     Telephone #: _____________________________

CORPORATE BORROWING CERTIFICATE

Borrower: FLUIDIGM CORPORATION                     Date: August 2, 2021
Bank:    SILICON VALLEY BANK

I hereby certify as follows, as of the date set forth above:
1.    I am the Secretary, Assistant Secretary or other officer of Borrower. My title is as set forth below.
2.    Borrower’s exact legal name is set forth above. Borrower is a corporation existing under the laws of the State of Delaware.
3.    Attached hereto are true, correct and complete copies of Borrower’s Certificate of Incorporation (including amendments), as filed with the Secretary of State of the state in which Borrower is incorporated as set forth above. Such Certificate of Incorporation has not been amended, annulled, rescinded, revoked or supplemented, and remains in full force and effect as of the date hereof.
4.    The following resolutions were duly and validly adopted by Borrower’s Board of Directors at a duly held meeting of such directors (or pursuant to a unanimous written consent or other authorized corporate action). Such resolutions are in full force and effect as of the date hereof and have not been in any way modified, repealed, rescinded, amended or revoked, and Silicon Valley Bank (“Bank”) may rely on them until Bank receives written notice of revocation from Borrower.

RESOLVED, that any one of the following officers or employees of Borrower, whose names, titles and signatures are below, may act on behalf of Borrower:

Name	Title	Signature	Authorized to Add or Remove Signatories
Vikram Jog	Chief Financial Officer

Stephen Christopher Linthwaite	President and CEO
□
□

RESOLVED FURTHER, that any one of the persons designated above with a checked box beside his or her name may, from time to time, add or remove any individuals to and from the above list of persons authorized to act on behalf of Borrower.

RESOLVED FURTHER, that such individuals may, on behalf of Borrower:

Borrow Money. Borrow money from Bank.
Execute Loan Documents. Execute any loan documents Bank requires.
Grant Security. Grant Bank a security interest in any of Borrower’s assets.
Negotiate Items. Negotiate or discount all drafts, trade acceptances, promissory notes, or other indebtedness in which Borrower has an interest and receive cash or otherwise use the proceeds.

Apply for Letters of Credit. Apply for letters of credit from Bank.
Enter Derivative Transactions. Execute spot or forward foreign exchange contracts, interest rate swap agreements, or other derivative transactions.
Further Acts. Designate other individuals to request advances, pay fees and costs and execute other documents or agreements (including documents or agreement that waive Borrower’s right to a jury trial) they believe to be necessary to effect these resolutions.

Resolved Further, that all acts authorized by the above resolutions and any prior acts relating thereto are ratified.

5.    The persons listed above are Borrower's officers or employees with their titles and signatures shown next to their names.

By:

Name: Vikram Jog

Title: Chief Financial Officer

    *** If the Secretary, Assistant Secretary or other certifying officer executing above is designated by the resolutions set forth in paragraph 4 as one of the authorized signing officers, this Certificate must also be signed by a second authorized officer or director of Borrower.

    I, the ___President and CEO_____ of Borrower, hereby certify as to paragraphs 1 through 5 above, as of the date set forth above.

By:

Name: Stephen Christopher Linthwaite

Title: President and CEO